Investor Contact: Dave Crawford
Avanos Medical, Inc.
470-448-5177
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
470-448-5561
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Third Quarter 2020 Results

ALPHARETTA, Ga., Nov. 3, 2020/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported third quarter 2020 financial results.

“Thanks to the work of our team and their focus on execution, our momentum continued as we delivered results ahead of our expectations,” stated Joe Woody, Avanos’ chief executive officer. “Our performance was bolstered by the continued demand for our clinically-proven Respiratory Health products and the sequential acceleration of elective procedures.”

Woody continued, “The team’s resilient mindset along with the strategic steps we’ve enacted to reduce expenses and boost cash flow, have enabled us to effectively manage the business through this unparalleled environment. Further, we’ve resumed investing in our growth platforms to advance our strategy and position us for sales growth, margin expansion and positive free cash flow in 2021 and beyond.”

Third Quarter 2020 Financial Highlights
•Net sales totaled $186 million, an 8 percent increase compared to the prior year.
•Net income for the quarter was $19 million, compared to net loss of $12 million a year ago.
•Adjusted net income totaled $10 million, compared to $14 million a year ago.
•Diluted earnings per share were $0.40, compared to $(0.24) a year ago.
•Adjusted diluted earnings per share were $0.21, compared to $0.30 in the prior year.

Operational and Business Highlights
•The company continues to strengthen its management team with the addition of Bill Haydon, senior vice president and general manager, to lead the Pain Management franchise and Michelle Scharfenberg, senior vice president and chief ethics and compliance officer, to lead the Compliance & Ethics program.
•The company demonstrated its commitment to open innovation with a minority investment into FUSMobile Inc., for the development of novel, non-invasive tissue ablation procedures, utilizing high intensity focused ultrasound technology, which complements its Pain Management franchise.
•The Journal of Bone & Joint Surgery, the official journal of the American Orthopedic Association, recently published a large, randomized, multicentered clinical trial demonstrating the superiority of COOLIEF* to hyaluronic acid for the management of knee pain caused by osteoarthritis. The results show tremendous consistency in response when compared to previously published trial data on COOLIEF*.

Third Quarter 2020 Operating Results
Net sales totaled $186 million, an 8 percent increase compared to the prior year. Volume increased 8 percent, driven by the continued global demand in Respiratory Health from Closed Suction Systems and Oral Care products related to the pandemic and in Digestive Health driven especially by double-digit demand for CORPAK and NeoMed products. This growth was offset by the expected lower volume in both Acute Pain and Interventional Pain, due to fewer elective procedures.

Gross margin was 52 percent, compared to 55 percent a year ago. Adjusted gross margin was 55 percent, due to product mix, the elevated costs associated with the company’s COVID-19 efforts, and the write down of obsolete inventory and raw materials, compared to 57 percent last year.

Operating loss was $0.1 million compared to a loss of $18 million a year ago. Higher sales, lower post divestiture transition and restructuring costs and litigation expenses drove the improvement. On an adjusted basis, operating profit totaled $18 million, compared to $21 million a year ago. The decline was due to lower gross margin and higher operating expenses, partially offset by higher sales.

Adjusted EBITDA for the quarter was $24 million, compared to $25 million in the prior year.

First Nine Months 2020 Operating Results
Net sales totaled $530 million, a 4 percent increase compared to a year ago. The acquisitions of NeoMed and Summit contributed 5 percent of growth. Continued accelerated pandemic-related demand in Respiratory Health was offset by lower volume in both Acute Pain and Interventional Pain, resulting in 1 percent lower organic volume.

Gross margin was 54 percent, compared to 58 percent a year ago. Adjusted gross margin was 56 percent, due to product mix and the elevated costs associated with the company’s COVID-19 efforts, compared to 60 percent last year.

Operating loss was $1 million compared to a loss of $53 million in the first nine months of 2019. Higher sales and lower post divestiture transition charges and litigation expenses drove the improvement. On an adjusted basis, operating profit totaled $45 million, compared to $51 million in 2019. Performance was impacted by lower gross margin, which was partially offset by higher sales.

Year to date, adjusted EBITDA was $63 million compared to $62 million in 2019.

Cash Flow and Balance Sheet
Total debt at the end of the third quarter was $249 million, compared to $248 million at year-end 2019. In October, the company drew down $180 million on its revolving credit facility and used a portion of available cash to redeem its 6.25 percent senior unsecured notes that were due October 2022.

Cash from operations less capital expenditures, or free cash flow, for the quarter was an outflow of $2 million compared to an outflow of $24 million a year ago. Improved operating results and working capital efficiencies drove performance. At the end of the quarter, the company’s cash balance was $180 million, compared to $205 million at year-end 2019. The company anticipates that its current cash position will provide sufficient liquidity to manage the business during this period of uncertainty.

Update on Response to COVID-19
Due to the continuing uncertainty related to the ongoing pandemic, and its potential impact on the recovery of elective procedures, the company anticipates this headwind will continue into 2021. Despite these near-term challenges, the company continued to take strategic steps to ensure its Respiratory Health products remain available to customers, reduce operating expenses and minimize cash outflow to ensure it remains in a strong financial position in a post COVID-19 environment.

Full Year 2020 Outlook
On May 4, 2020, the company withdrew its previously announced full-year 2020 financial guidance, which was issued on February 25, 2020, due to the uncertainties associated with the impact of the COVID-19 pandemic. At this time, the company cannot fully quantify the extent or duration of the impact of the pandemic on its financial results. However, it will continue to monitor the situation and anticipates providing further updates in early 2021.

Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross margin
•Adjusted operating profit
•Adjusted effective tax rate
•Adjusted EBITDA
•Free cash flow

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Expenses associated with restructuring activities, including IT-related charges.
•Expenses associated with the divestiture of the S&IP business.
•Expenses associated with the amortization of intangible assets associated with prior business acquisitions.
•The positive or negative effect of changes in currency exchange rates during the year.
•Expenses associated with certain litigation matters.
•Expenses associated with altering operations in response to the COVID-19 pandemic.
•Certain acquisition and integration charges related to the acquisition of Game Ready, NeoMed, Summit Medical, and Endoclear LLC.
•Benefit associated with regulatory tax reform and tax effects of the CARES Act.
The company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the Internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode10148965. A webcast of the call will also be archived in the Investors section on the Avanos website.

About Avanos Medical, Inc.

Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; risks related to the ongoing COVID-19 pandemic; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; S&IP separation execution and IT implementation; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Net Sales	$185.7	$171.4	8.3%	$529.8	$507.8	4.3%
Cost of products sold	89.9	76.4	17.7	245.4	215.3	14.0
Gross Profit	95.8	95.0	0.8	284.4	292.5	(2.8)
Research and development expenses	8.2	9.6	(14.6)	25.3	29.3	(13.7)
Selling and general expenses	82.4	94.4	(12.7)	250.4	295.5	(15.3)
Other expense, net	5.3	9.1	(41.8)	10.0	20.2	N.M.
Operating Loss	(0.1)	(18.1)	N.M.	(1.3)	(52.5)	N.M.
Interest income	0.2	1.3	N.M.	1.1	5.7	N.M.
Interest expense	(4.3)	(3.5)	22.9	(12.9)	(10.7)	20.6
Loss Before Income Taxes	(4.2)	(20.3)	N.M.	(13.1)	(57.5)	N.M.
Income tax benefit	23.5	8.8	N.M.	33.1	17.7	N.M.
Net Income (Loss)	$19.3	$(11.5)	N.M.	$20.0	$(39.8)	N.M.

Interest expense, net	$4.1	$2.2	86.4	$11.8	$5.0	136.0
Income tax benefit	(23.5)	(8.8)	N.M.	(33.1)	(17.7)	N.M.
Depreciation and amortization	10.7	8.7	23.0	32.1	25.6	25.4
EBITDA	$10.6	$(9.4)	N.M.	$30.8	$(26.9)	N.M.

Earnings (Loss) Per Share
Basic	$0.40	$(0.24)	N.M.	$0.42	$(0.84)	N.M.
Diluted	0.40	(0.24)	N.M.	0.42	(0.84)	N.M.

Common Shares Outstanding
Basic	47.8	47.7		47.8	47.6
Diluted	48.1	47.7		48.0	47.6

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
As reported	$95.8	$95.0	$284.4	$292.5
Gross profit margin, as reported	51.6%	55.4%	53.7%	57.6%

COVID-19 related expenses	1.8	—	4.3	—
Post divestiture restructuring and IT charges	0.9	0.4	2.0	2.2
Post divestiture transition charges	0.6	1.7	1.7	4.5
Acquisition and integration-related charges	0.6	—	0.8	—
Intangibles amortization	1.7	1.3	5.0	3.7

As adjusted non-GAAP	$101.4	$98.4	$298.2	$302.9
Gross profit margin, as adjusted	54.6%	57.4%	56.3%	59.6%

	Operating (Loss) Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
As reported	$(0.1)	$(18.1)	$(1.3)	$(52.5)

COVID-19 related expenses	3.2	—	6.9	—
Post divestiture restructuring and IT charges(a)	0.9	8.4	1.4	16.2
Post divestiture transition charges(b)	1.1	10.9	8.2	43.1
Acquisition and integration-related charges(c)	5.7	6.7	9.6	8.1
Litigation and legal(d)	2.4	8.0	5.8	21.4
Intangibles amortization	4.9	5.1	14.6	14.6

As adjusted non-GAAP	$18.1	$21.0	$45.2	$50.9
__________________________________________________
(a)Except for amounts impacting gross profit (see “Gross Profit” table), restructuring and IT charges are included in “Selling and general expenses.”
(b)In the three and nine months ended September 30, 2020, post divestiture transition charges include $0.6 million and $1.7 million, respectively, in “Cost of products sold” (see “Gross Profit” table), $0.5 million and $6.8 million, respectively, in “Selling and general expenses” and $— million and $0.3 million, respectively, in “Other expense, net.”
(c)In the three and nine months ended September 30, 2020, acquisition related charges includes $0.6 million and $0.8 million, respectively, in “Cost of products sold” (see “Gross Profit” table), $4.7 million and $6.6 million, respectively, in “Selling and general expenses” and $0.4 million and $2.2 million, respectively, in “Other expense, net.”
(d)Litigation and legal expenses are included in “Other expense, net.”

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income Before Taxes
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
As reported	$(4.2)	$(20.3)	$(13.1)	$(57.5)

COVID-19 related expenses	3.2	—	6.9	—
Post divestiture restructuring and IT charges	0.9	8.4	1.4	16.2
Post divestiture transition charges	1.1	10.9	8.2	43.1
Acquisition and integration-related charges	5.7	6.7	9.6	8.1
Litigation and legal	2.4	8.0	5.8	21.4
Intangibles amortization	4.9	5.1	14.6	14.6

As adjusted non-GAAP	$14.0	$18.8	$33.4	$45.9

	Tax Benefit (Provision)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
As reported	$23.5	$8.8	$33.1	$17.7
Effective tax rate, as reported	559.5%	43.3%	252.7%	30.8%

Tax effects of adjusting items	(3.8)	(13.5)	(11.2)	(29.1)
Effects of the CARES Act and other(a)	(23.5)	—	(31.0)	—

As adjusted non-GAAP	$(3.8)	$(4.7)	$(9.1)	$(11.4)
Effective tax rate, as adjusted	27.1%	25.0%	27.2%	24.8%
__________________________________________________
(a)The CARES Act allows for the carryback of U.S. net operating losses to prior years resulting in a benefit of $23.4 million and $33.1 million for three and nine months ended September 30, 2020, respectively.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net Income (Loss)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
As reported	$19.3	$(11.5)	$20.0	$(39.8)
Diluted EPS, as reported	$0.40	$(0.24)	$0.42	$(0.84)

COVID-19 related expenses	3.2	—	6.9	—
Post divestiture restructuring and IT charges	0.9	8.4	1.4	16.2
Post divestiture transition charges	1.1	10.9	8.2	43.1
Acquisition and integration-related charges	5.7	6.7	9.6	8.1
Litigation and legal	2.4	8.0	5.8	21.4
Intangibles amortization	4.9	5.1	14.6	14.6
Tax effects of adjusting items	(3.8)	(13.5)	(11.2)	(29.1)
Tax effects of the CARES Act and other	(23.5)	—	(31.0)	—

As adjusted non-GAAP	$10.2	$14.1	$24.3	$34.5
Diluted EPS, as adjusted	$0.21	$0.30	$0.51	$0.72

	EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
EBITDA, as reported	$10.6	$(9.4)	$30.8	$(26.9)

COVID-19 related expenses	3.2	—	6.9	—
Post divestiture restructuring and IT charges	0.9	8.4	1.4	16.2
Post divestiture transition charges	1.1	10.9	8.2	43.1
Acquisition and integration-related charges	5.7	6.7	9.6	8.1
Litigation and legal	2.4	8.0	5.8	21.4

Adjusted EBITDA	$23.9	$24.6	$62.7	$61.9

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Free Cash Flow
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash provided by (used in) operating activities	$1.1	$(16.6)	$(3.6)	$(71.6)
Capital expenditures	(3.0)	(7.1)	(15.1)	(42.5)
Free Cash Flow	$(1.9)	$(23.7)	$(18.7)	$(114.1)

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	September 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$180.0	$205.3
Accounts receivable, net of allowances	182.3	163.8
Inventories	184.1	145.9
Prepaid expenses and other current assets	21.2	23.5
Total Current Assets	567.6	538.5
Property, Plant and Equipment, net	177.3	184.5
Operating Lease Right-of-Use Assets	56.5	64.0
Goodwill	801.2	800.9
Other Intangible Assets, net	170.1	184.3
Deferred Tax Assets	12.0	16.1
Other Assets	14.4	11.3
TOTAL ASSETS	$1,799.1	$1,799.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of operating lease obligations	$15.6	$14.7
Trade accounts payable	75.9	83.0
Accrued expenses	87.9	114.8
Total Current Liabilities	179.4	212.5
Long-Term Debt	248.5	248.1
Operating Lease Liabilities	56.1	62.6
Deferred Tax Liabilities	13.8	—
Other Long-Term Liabilities	11.4	11.2
TOTAL LIABILITIES	509.2	534.4
Stockholders’ Equity	1,289.9	1,265.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,799.1	$1,799.6

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating Activities
Net income (loss)	$19.3	$(11.5)	$20.0	$(39.8)
Depreciation and amortization	10.7	8.7	32.1	25.6
Net loss on asset dispositions	1.1	—	1.3	0.5
Changes in operating assets and liabilities	(9.6)	(16.9)	(34.6)	(65.1)
Deferred income taxes and other	(20.4)	3.1	(22.4)	7.2
Cash Provided by (Used in) Operating Activities	1.1	(16.6)	(3.6)	(71.6)
Investing Activities
Capital expenditures	(3.0)	(7.1)	(15.1)	(42.5)
Acquisition of assets and investments in businesses	(4.0)	(50.5)	(4.0)	(57.5)
Cash Used in Investing Activities	(7.0)	(57.6)	(19.1)	(100.0)
Financing Activities
Debt Repayment	—	—	—	(0.2)
Purchase of treasury stock	(0.1)	(0.1)	(0.4)	(3.4)
Proceeds from the exercise of stock options	0.8	2.6	1.4	5.2
Payment of contingent consideration liabilities	(2.7)	—	(2.7)	—
Cash (Used in) Provided by Financing Activities	(2.0)	2.5	(1.7)	1.6
Effect of Exchange Rate Changes on Cash and Cash Equivalents	2.9	(2.0)	(0.9)	(0.1)
Decrease in Cash and Cash Equivalents	(5.0)	(73.7)	(25.3)	(170.1)
Cash and Cash Equivalents - Beginning of Period	185.0	288.1	205.3	384.5
Cash and Cash Equivalents - End of Period	$180.0	$214.4	$180.0	$214.4

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Chronic care	$119.3	$98.0	21.7%	$355.2	$300.3	18.3%
Pain management	66.4	73.4	(9.5)	174.6	207.5	(15.9)
Total Net sales	$185.7	$171.4	8.3%	$529.8	$507.8	4.3%

		Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net Sales - percentage change	QTD	8%	8%	—%	—%	—%
	YTD	4%	5%	—%	—%	(1)%
_______________________________________________
(a)Volume includes incremental sales of NeoMed and Summit products.
(b)Other includes rounding.